Exhibit 4.3

Execution Version

SOUTHWESTERN ENERGY COMPANY

$697,493,000 5.375% Senior Notes due 2029

EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

September 3, 2021

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas, 17th Floor

New York, NY 10019

As Lead Dealer Managers and Solicitation Agents

Ladies and Gentlemen:

Southwestern Energy Company, a Delaware corporation (the “Issuer”), proposes to exchange (the “2021 Exchange Offer”) any and all 5.375% Senior Notes due 2029 (the “Indigo Notes”) issued by Indigo Natural Resources LLC (“Indigo”) for 5.375% Senior Notes due 2030 issued by the Issuer (the “Notes”), for which J.P. Morgan Securities LLC and Credit Agricole Securities (USA) Inc. are acting as lead dealer managers (the “Dealer Managers”), upon the terms and subject to the conditions set forth in the Dealer Manager Agreement, dated August 2, 2021 (the “Dealer Manager Agreement”). The Notes will be issued as a new series of debt securities under the Indenture, dated as of August 30, 2021 (the “Base Indenture”), between the Issuer and Regions Bank, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of September 3, 2021, among the Issuer, the Guarantors (as defined below) and the Trustee (the “Second Supplemental Indenture”, together with the Base Indenture, the “Indenture”). The Notes will be initially guaranteed on a unsecured senior basis by each of Angelina Gathering Company, LLC, A.W. Realty Company, LLC, Indigo Natural Resources LLC, SWN Drilling Company, LLC, SWN E&P Services, LLC, SWN Energy Services Company, LLC, SWN International, LLC, SWN Midstream Services Company, LLC, SWN Producer Services, LLC, SWN Production Company, LLC, SWN Production (Ohio), LLC, SWN Water Resources Company, LLC and SWN Well Services, LLC (collectively, the “Guarantors”), pursuant to the guarantee (the “Guarantee”) provided for in the Indenture. The Notes and the Guarantee are herein collectively referred to as the “Securities”. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Dealer Manager Agreement.

In order to induce the holders of Indigo Notes to participate in the 2021 Exchange Offer, each of the Issuer and the Guarantors agrees with the Dealer Managers, for the benefit of the holders of the Securities and the Exchange Securities (as defined herein) (collectively, the “Holders”), as follows:

1. Registered Exchange Offers. The Issuer and the Guarantors shall (i) prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement for the Notes that constitute Transfer-Restricted Securities (as defined below) (an “Exchange Offer Registration Statement”) on an appropriate form under the Act with respect to a proposed offer to the Holders of the Transfer-Restricted Securities (the “Registered Exchange Offer”) to issue and deliver to Holders of the Transfer-Restricted Securities, in exchange for their Transfer-Restricted Securities, a like aggregate principal amount of debt securities of the Issuer (the “Exchange Securities”) that are similarly guaranteed by the Guarantors and are identical in all material respects to the Transfer-Restricted Securities of the applicable series, except for provisions relating to additional interest and the transfer restrictions relating to the Transfer-Restricted Securities, and use their reasonable best efforts to cause the Exchange Offer Registration Statement (A) to be filed with the Commission no later than 365 days after the date of original issuance of the Securities (the “Settlement Date”) and (B) the Registered Exchange Offer to be consummated no later than 365 days after the Settlement Date and (ii) keep the Exchange Offer Registration Statement effective for not less than 20 business days (or longer, if required by applicable law) after the date on which notice of the Registered Exchange Offer is mailed to the Holders (such period being called the “Exchange Offer Registration Period”). The Exchange Securities will be issued under the Indenture.

Upon the effectiveness of the Exchange Offer Registration Statement, the Issuer shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Transfer-Restricted Securities for the applicable Exchange Securities (assuming that such Holder (a) is not an affiliate of the Issuer and the Guarantors, (b) is not an Exchanging Dealer (as defined herein) not complying with the requirements of the next sentence, (c) is not a Dealer Manager holding Securities that have, or that are reasonably likely to have, the status of an unsold allotment in an initial distribution, (d) acquires the Exchange Securities in the ordinary course of such Holder’s business and (e) has no arrangements or understandings with any person to participate in the distribution of the Exchange Securities) and to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Act. The Issuer, the Guarantors, the Dealer Managers and each Exchanging Dealer acknowledge that, pursuant to current interpretations by the Commission’s staff of Section 5 of the Act, each Holder that is a broker-dealer electing to exchange Securities, acquired for its own account as a result of market-making activities or other trading activities, for the applicable Exchange Securities (an “Exchanging Dealer”), is required to deliver a prospectus containing substantially the information set forth in Annex A hereto on the cover, in Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section and in Annex C hereto in the “Plan of Distribution” section of such prospectus in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer.

In connection with the Registered Exchange Offer, the Issuer and the Guarantors shall:

(a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(b) keep the Registered Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the date on which notice of the Registered Exchange Offer is mailed to the Holders;

(c) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York;

(d) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York City time, on the last business day on which the Registered Exchange Offer shall remain open; and

(e) otherwise comply in all respects with all laws that are applicable to the Registered Exchange Offer.

As soon as practicable after the close of the Registered Exchange Offer, the Issuer and the Guarantors shall:

(f) accept for exchange all Transfer-Restricted Securities tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

(g) deliver to the Trustee for cancellation all Transfer-Restricted Securities so accepted for exchange; and

(h) cause the Trustee promptly to authenticate and deliver to each Holder, the applicable Exchange Securities equal in principal amount and maturity to the Transfer-Restricted Securities of such Holder so accepted for exchange.

The Issuer and the Guarantors shall use their reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein in order to permit such prospectus to be used by all persons subject to the prospectus delivery requirements of the Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; provided, that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer, such period shall be the lesser of 90 days and the date on which all Exchanging Dealers have sold all Exchange Securities held by them and (ii) the Issuer shall make such prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any Exchange Securities for a period of not less than 90 days after the consummation of the Registered Exchange Offer.

Interest on each Exchange Security issued pursuant to the Registered Exchange Offer will accrue from the last interest payment date on which interest was paid on the Securities surrendered in exchange therefor or, if no interest has been paid on the Securities, from the Settlement Date.

Each Holder participating in the Registered Exchange Offer shall be required to represent to the Issuer that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Act and (iii) such Holder is not an affiliate of the Issuer or the Guarantors or, if it is such an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Act to the extent applicable.

2. Shelf Registration. If (i) because of any change in law or applicable interpretations thereof by the Commission’s staff, the Issuer and the Guarantors are not permitted to effect the Registered Exchange Offer as contemplated by Section 1 hereof, or (ii) for any other reason the Registered Exchange Offer is not consummated within 365 days after the Settlement Date, (iii) any applicable law or interpretations do not permit any Holder of Transfer-Restricted Securities to participate in the Registered Exchange Offer, or (iv) any Holder of Transfer-Restricted Securities that participates in the Registered Exchange Offer does not receive freely transferable Exchange Securities in exchange for tendered Transfer-Restricted Securities, or (v) any Transfer-Restricted Securities validly tendered pursuant to the Registered Exchange Offer are not exchanged for the applicable Exchange Securities promptly after being accepted for exchange:

(a) The Issuer and the Guarantors shall use their reasonable best efforts to prepare and file, if as required or requested pursuant to this Section 2, with the Commission and shall use their reasonable best efforts to cause to be declared effective no later than the later of (x) 365 days after the Settlement Date and (y) 90 days after so required or requested pursuant to this Section 2, a shelf registration statement on an appropriate form under the Act relating to the offer and sale of the Transfer-Restricted Securities by the Holders thereof from time to time in accordance with the methods of distribution set forth in such registration statement (hereafter, a “Shelf Registration Statement” and, together with any Exchange Offer Registration Statement, a “Registration Statement”).

(b) The Issuer and the Guarantors shall use their reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming a part thereof to be used by Holders of Transfer-Restricted Securities for a period of (i) six months from the first day that the Shelf Registration Statement becomes effective or (ii) such shorter period that will terminate upon the earlier to occur of (x) all of the Transfer-Restricted Securities covered by such Shelf Registration Statement having been sold pursuant thereto or (y) all of such Securities ceasing to be Transfer-Restricted Securities (the period from the effective date of such Shelf Registration Statement until the earlier of the events described in clauses (i) and (ii) above, the “Shelf Registration Period”).

(c) In the absence of events described in clauses (i) through (v) of the first paragraph of this Section 2, the Issuer and the Guarantors shall not be permitted to discharge their obligations under Section 1 hereof by means of the filing of a Shelf Registration Statement.

(d) The Issuer will have the ability to suspend the Shelf Registration Statement, as limited below (a “Suspension Period”), if the Issuer determines, in its reasonable judgment, that the continued effectiveness and/or use of the Shelf Registration Statement would require the disclosure of confidential information or interfere with any financing, acquisition, reorganization or other material transaction involving the Issuer. A Suspension Period shall commence on and include the date that the Issuer gives written notice to all

Holders of Transfer-Restricted Securities that the Shelf Registration Statement is no longer effective or the prospectus included therein is no longer usable for offers and sales of Transfer-Restricted Securities covered by such Shelf Registration Statement and continue until holders of such Transfer-Restricted Securities (as defined below) either receive the copies of the supplemented or amended prospectus contemplated by Section 4(j) hereof or receive an Advice (as defined below) that use of the prospectus may be resumed. No Suspension Period shall be for more than 30 consecutive days and any such Suspension Periods may not exceed 60 days in the aggregate during any twelve month period.

3. Additional Interest.

(a) The parties hereto agree that the Holders of Transfer-Restricted Securities will suffer damages if the Issuer and the Guarantors fail to fulfill their obligations under Section 1 or Section 2, as applicable, and that it would not be feasible to ascertain the extent of such damages. Accordingly, if required, (i) the Exchange Offer Registration Statement is required pursuant to Section 1 hereof but is not filed within 365 days after the Settlement Date (ii) a Registration Statement is required pursuant to Section 1 or 2 hereof but is not declared effective within 365 days after the Settlement Date (or such later date as required by Section 2(a)), (iii) the Registered Exchange Offer is not consummated on or prior to 365 days after the Settlement Date, or (iv) the Shelf Registration Statement required pursuant to Section 2 hereof is filed and declared effective but shall thereafter cease to be effective (at any time that the Issuer is obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), an “Additional Interest Trigger”), the Issuer and the Guarantors will be jointly and severally obligated to pay additional interest (“Additional Interest”) to each Holder of Transfer-Restricted Securities, in an amount equal to 0.25% per annum on the principal amount of Transfer-Restricted Securities held by such Holder immediately following the occurrence of one or more such Additional Interest Triggers. In no event, however, shall the Issuer and the Guarantors be required to pay Additional Interest in excess of 0.25% per annum. Additional Interest shall cease to accrue and the interest rate will revert to the original rate when (w) the Exchange Offer Registration Statement is filed with the Commission in the case of clause (i) above, (x) the applicable Registration Statement is declared effective in the case of clause (iii) above, (y) the Registered Exchange Offer is consummated in the case of clause (iv) above, or (z) the Shelf Registration Statement again becomes effective in the case of clause (iv) above; provided, however, that, if after any such reduction in interest rate, a different Additional Interest Trigger occurs, then the interest rate borne by the Transfer-Restricted Securities shall again be increased pursuant to the foregoing provisions. As used herein, the term “Transfer-Restricted Securities” means each Security until the earlier to occur of (i) the date on which such Security has been exchanged for a freely transferable applicable Exchange Security in the Registered Exchange Offer, (ii) the date on which it has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement or (iii) the date on which it is distributed to the public pursuant to Rule 144 under the Act. Notwithstanding anything to the contrary in this Section 3(a), neither the Issuer nor the Guarantors shall be required to pay Additional Interest to a Holder of Transfer-Restricted Securities if such Holder failed to comply with its obligations to make the representations set forth in the last paragraph of Section 1 or failed to provide the information required to be provided by it, if any, pursuant to Section 4(n).

(b) The Issuer and the Guarantors shall notify the Trustee and the Paying Agent under the Indenture promptly upon the happening of each and every Additional Interest Trigger. The Issuer and the Guarantors shall pay the Additional Interest due on the Transfer-Restricted Securities by depositing with the Paying Agent, in trust, for the benefit of the Holders thereof, prior to 10:00 a.m., New York City time, on the next interest payment date specified by the Indenture and the applicable Securities, sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date specified by the Indenture and the applicable Securities to the record holder entitled to receive the interest payment to be made on such date. Each obligation to pay Additional Interest shall be deemed to accrue from and include the date of the applicable Additional Interest Trigger to but excluding the date on which it is cured.

(c) The parties hereto agree that the Additional Interest provided for in this Section 3 constitutes a reasonable estimate of and is intended to constitute the sole damages that will be suffered by Holders of Transfer-Restricted Securities by reason of the failure of (i) the Shelf Registration Statement or the Exchange Offer Registration Statement to be filed or declared effective, (ii) the Shelf Registration Statement to remain effective or (iii) the Registered Exchange Offer to be consummated, in each case to the extent required by this Agreement. The existence of an Additional Interest Trigger shall not be deemed to be a breach of the provisions of this Agreement.

4. Registration Procedures. In connection with any Registration Statement, the following provisions shall apply:

(a) The Issuer and the Guarantors shall (i) furnish to counsel for the Dealer Managers, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein; (ii) include the information set forth in Annex A hereto on the cover, in Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section and in Annex C hereto in the “Plan of Distribution” section of the prospectus forming a part of the Exchange Offer Registration Statement, and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; and (iii) if requested by any Dealer Manager, include the information required by Items 507 or 508 of Regulation S-K, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement.

(b) The Issuer and the Guarantors shall advise counsel for the Dealer Managers, each Exchanging Dealer and the Holders of Transfer-Restricted Securities (in the case of a Shelf Registration Statement) and, if requested by any such person, confirm such advice in writing (which advice pursuant to clauses (2)-(5) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

(1) when any Registration Statement and any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2) of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(3) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose;

(4) of the receipt, between the effective date of a Registration Statement and the closing of any sale of Transfer-Restricted Securities covered thereby, by the Issuer or the Guarantors of any notification with respect to the suspension of the qualification of any Transfer-Restricted Securities or the Exchange Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5) of the happening of any event that requires the making of any changes in any Registration Statement or the prospectus included therein in order that the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) The Issuer and the Guarantors will make every reasonable best effort to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of any Registration Statement.

(d) The Issuer and the Guarantors will furnish to each Holder of Transfer-Restricted Securities included within the coverage of any Shelf Registration Statement, without charge, at least one conformed copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules and, if any such Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

(e) The Issuer and the Guarantors will, during the Shelf Registration Period, promptly deliver to each Holder of Transfer-Restricted Securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Issuer and the Guarantors consent, subject to the limitations set forth herein, to the use of such prospectus or any amendment or supplement thereto by each of the selling Holders of Transfer-Restricted Securities in connection with the offer and sale of the Transfer-Restricted Securities covered by such prospectus or any amendment or supplement thereto.

(f) The Issuer and the Guarantors will furnish to each Dealer Manager and each Exchanging Dealer, and to any other Holder of Transfer-Restricted Securities who so requests, without charge, at least one conformed copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules and, if any Dealer Manager or Exchanging Dealer or any such Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

(g) The Issuer and the Guarantors will, during the Exchange Offer Registration Period or the Shelf Registration Period, as applicable, promptly deliver to each Dealer Manager, each Exchanging Dealer and such other persons that have notified the Issuer that they are required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement or the Shelf Registration Statement and any amendment or supplement thereto as such Dealer Manager, Exchanging Dealer or other persons may reasonably request; and the Issuer and the Guarantors consent to the use of such prospectus or any amendment or supplement thereto by any such Dealer Manager, Exchanging Dealer or other persons, as applicable, as aforesaid.

(h) Prior to the effective date of any Registration Statement, the Issuer and the Guarantors will use their reasonable best efforts to register or qualify, or cooperate with the Holders of Transfer-Restricted Securities or Exchange Securities included therein and their respective counsel in connection with the registration or qualification of, such Transfer-Restricted Securities or Exchange Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Transfer-Restricted Securities or Exchange Securities covered by such Registration Statement; provided that, neither the Issuer nor the Guarantors will be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

(i) The Issuer and the Guarantors will cooperate with the Holders of Transfer-Restricted Securities or Exchange Securities to facilitate the timely preparation and delivery of certificates representing Transfer-Restricted Securities or Exchange Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders thereof may request in writing at least one business day prior to the closing of any sales of Transfer-Restricted Securities or Exchange Securities pursuant to such Registration Statement.

(j) If any event contemplated by Section 4(b)(2) or (5) occurs during the period for which the Issuer and the Guarantors are required to maintain an effective Registration Statement, the Issuer and the Guarantors will, subject to Section 2(d), promptly prepare and file with the Commission a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Transfer-Restricted Securities or Exchange Securities from a Holder, the prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k) Not later than the effective date of the applicable Registration Statement, the Issuer and the Guarantors will provide a CUSIP number for the Transfer-Restricted Securities and the Exchange Securities , as the case may be, and provide the applicable trustee with printed certificates for the Transfer-Restricted Securities or the Exchange Securities , as the case may be, in a form eligible for deposit with The Depository Trust Company.

(l) The Issuer and the Guarantors will comply with all applicable rules and regulations of the Commission and will make generally available to its security holders as soon as practicable after the effective date of the Shelf Registration Statement an earning statement satisfying the provisions of Section 11(a) of the Act; provided that in no event shall such earning statement be delivered later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Issuer’s first fiscal quarter commencing after the effective date of the applicable Registration Statement, which statement shall cover such 12-month period.

(m) The Issuer and the Guarantors will cause the Indenture to be qualified under the Trust Indenture Act as required by applicable law in a timely manner.

(n) The Issuer and the Guarantors may require each Holder of Transfer-Restricted Securities to be registered pursuant to any Shelf Registration Statement to furnish to the Issuer such information concerning the Holder and the distribution of such Transfer-Restricted Securities as the Issuer and the Guarantors may from time to time reasonably require for inclusion in such Shelf Registration Statement, and the Issuer and the Guarantors may exclude from such registration the Transfer-Restricted Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

(o) In the case of a Shelf Registration Statement, each Holder of Transfer-Restricted Securities to be registered pursuant thereto agrees by acquisition of such Transfer-Restricted Securities that, upon receipt of any notice from the Issuer or the Guarantors pursuant to Section 2(d) or Sections 4(b)(2) through (5), such Holder will discontinue disposition of such Transfer-Restricted Securities until such Holder’s receipt of copies of the supplemental or amended prospectus contemplated by Section 4(j) or until advised in writing (the “Advice”) by the Issuer or the Guarantors that the use of the applicable prospectus may be resumed. If the Issuer or the Guarantors shall give any notice under Section 2(d) or Sections 4(b)(2) through (5) during the period that the Issuer and the Guarantors are required to maintain an effective Registration Statement (the “Effectiveness Period”), such Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of Transfer-Restricted Securities covered by such Registration Statement shall have received (x) the copies of the supplemental or amended prospectus contemplated by Section 4(j) (if an amended or supplemental prospectus is required) or (y) the Advice (if no amended or supplemental prospectus is required).

(p) In the case of a Shelf Registration Statement, the Issuer and the Guarantors shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as Holders of a majority in aggregate principal amount of the Transfer-Restricted Securities and Exchange Securities being sold or the managing underwriters (if any) shall reasonably request in order to facilitate any disposition of Transfer-Restricted Securities or Exchange Securities pursuant to such Shelf Registration Statement.

(q) In the case of a Shelf Registration Statement, the Issuer and the Guarantors shall (i) make reasonably available for inspection by a representative of, and Special Counsel (as defined below) acting for, Holders of a majority in aggregate principal amount of the Transfer-Restricted Securities and Exchange Securities being sold and any underwriter participating in any disposition of Transfer-Restricted Securities or Exchange Securities pursuant to such Shelf Registration Statement, all relevant financial and other records, pertinent corporate documents and properties of the Issuer and the Issuer’s subsidiaries to the same extent the Issuer and the Guarantors would customarily make such information available in the context of due diligence for an underwritten public offering and (ii) use its reasonable best efforts to have its officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative, Special Counsel or any such underwriter (an “Inspector”) in connection with the preparation of such Shelf Registration Statement; provided that, such representative, Special Counsel or underwriter executes a customary confidentiality agreement.

(r) In the case of a Shelf Registration Statement, the Issuer and the Guarantors shall, if requested by Holders of a majority in aggregate principal amount of the Transfer-Restricted Securities and Exchange Securities being sold, their Special Counsel or the managing underwriters (if any) in connection with such Shelf Registration Statement, use its reasonable best efforts to cause (i) its counsel to deliver an opinion relating to the Shelf Registration Statement and the Transfer-Restricted Securities or Exchange Securities, as applicable, in customary form, (ii) its officers to execute and deliver all customary documents and certificates requested by Holders of a majority in aggregate principal amount of the Transfer-Restricted Securities and Exchange Securities being sold, their Special Counsel or the managing underwriters (if any) and (iii) its independent public accountants to provide a comfort letter or letters in customary form, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

5. Registration Expenses. Each of the Issuer and the Guarantors will, jointly and severally, bear all expenses incurred in connection with the performance of its obligations under Sections 1, 2, 3 and 4, and each of the Issuer and the Guarantors will, jointly and severally, reimburse the Dealer Managers and the Holders of Transfer-Restricted Securities for the reasonable fees and disbursements of one firm of attorneys chosen by the Holders of a majority in aggregate principal amount of the Transfer-Restricted Securities and the Exchange Securities, as the case may be, to be sold pursuant to each Registration Statement (the “Special Counsel”) acting for the Dealer Managers or Holders in connection therewith. Holders shall bear all of their other costs, including any underwriting discounts, brokerage commissions or transfer taxes.

6. Indemnification.

(a) In connection with a Shelf Registration Statement or in connection with any prospectus delivery pursuant to an Exchange Offer Registration Statement by a Dealer Manager or Exchanging Dealer, as applicable, each of the Issuer and the Guarantors, jointly and severally, will indemnify and hold harmless each Holder of Transfer-Restricted Securities, each Dealer Manager and each Exchanging Dealer, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls such Holder of Transfer-Restricted Securities, Dealer Manager or Exchanging Dealer within the meaning of the Act or the Exchange Act (collectively referred to for purposes of this Section 6 and Section 7 as a “Indemnified Person”) against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such Indemnified Person may become subject, insofar as such Losses (or actions in respect thereof including, without limitation, any loss or claim relating to purchases and sales of Securities or Exchange Securities) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Person for any reasonable legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Issuer and the Guarantors shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Indemnified Person expressly for use therein.

(b) In connection with a Shelf Registration Statement, each Holder of Transfer-Restricted Securities, Dealer Manager or Exchanging Dealer will indemnify and hold harmless the Issuer and the Guarantors, each of the Issuer’s and Guarantor’s respective officers and directors and any person controlling either of the Issuer or the Guarantors within the meaning of the Act or the Exchange Act against any Losses to which such persons may become subject insofar as such Losses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in a Shelf Registration Statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Issuer by such Holder of Transfer-Restricted Securities, Dealer Manager or Exchanging Dealer expressly for use therein; and such Holder of Transfer-Restricted Securities, Dealer Manager or Exchanging Dealer will reimburse the

Issuer and the Guarantors for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no such Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder of Transfer-Restricted Securities from the sale of Transfer-Restricted Securities or Exchange Securities pursuant to such Shelf Registration Statement.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any Losses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors from the offering and sale of the Securities, on the one hand, and the Holders of Transfer-Restricted Securities, on the other hand, with respect to the sale by such Holders of Transfer-Restricted Securities or Exchange Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer and the Guarantors, on the one hand, and the Holders of

Transfer-Restricted Securities, on the other hand, in connection with the statements or omissions which resulted in such Losses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantors, on the one hand, and the Holders of Transfer-Restricted Securities, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by or on behalf of the Issuer and the Guarantors, on the one hand, bear to the total proceeds received by such Holder of Transfer-Restricted Securities with respect to its sale of Transfer-Restricted Securities or Exchange Securities, on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Guarantors, on the one hand, or the Holders of Transfer-Restricted Securities, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer, the Guarantors and the Holders of Transfer-Restricted Securities agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Holders of Transfer-Restricted Securities were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the Losses (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), an indemnifying party that is a Holder of Transfer-Restricted Securities or Exchange Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Transfer-Restricted Securities or Exchange Securities sold by such indemnifying party to any purchaser exceeds the amount of any damages which such indemnifying party has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Issuer and the Guarantors under this Section 6 shall be in addition to any liability which the Issuer and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Holder of Transfer-Restricted Securities within the meaning of the Act; and the obligations of the Holders of Transfer-Restricted Securities under this Section 6 shall be in addition to any liability which the respective Holders of Transfer-Restricted Securities may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Issuer and the Guarantors and to each person, if any, who controls the Issuer or the Guarantors within the meaning of the Act.

7. Rules 144 and 144A. The Issuer and the Guarantors shall, upon the request of any Holder of Transfer-Restricted Securities, make available such information as is required so long as necessary to permit sales of such Holder’s securities pursuant to Rule 144A. Upon the written request of any Holder of Transfer-Restricted Securities, the Issuer and the Guarantors shall deliver to such Holder a written statement as to whether they have complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Issuer or the Guarantors to register any of their securities pursuant to the Exchange Act, or file reports thereunder, except as may be required by law.

8. Underwritten Registrations. If any of the Transfer-Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of such Transfer-Restricted Securities included in such offering, subject to the consent of the Issuer (which shall not be unreasonably withheld or delayed), and such Holders shall be responsible for all underwriting commissions and discounts in connection therewith.

No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s Transfer-Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9. Miscellaneous.

(a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, in any case as to the Notes or the Exchange Securities , unless the Issuer and the Guarantors have obtained the written consent of Holders of a majority in aggregate principal amount of the Notes and the Exchange Securities that constitute Transfer-Restricted Securities affected, taken as a single class. In addition, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Transfer-Restricted Securities or Exchange Securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in aggregate principal amount of the Transfer-Restricted Securities and the Exchange Securities being sold by such Holders pursuant to such Registration Statement.

(b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, facsimile, or air courier guaranteeing next-day delivery:

(1) if to a Holder, at the most current address given by such Holder to the Issuer in accordance with the provisions of this Section 9(b), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to the Dealer Managers;

(2) if to the Dealer Managers, initially at, J.P. Morgan Securities LLC at 383 Madison Avenue, New York, New York 10179, Attention: Liability Management Group, telephone number: (866) 834-4666, and Credit Agricole Securities (USA) Inc., at 1301 Avenue of the Americas, New York, New York 10019, Attention: Debt Capital Markets/Liability Management, telephone number: (866) 807-6030, with a copy delivered or sent by mail or facsimile transmission to Vinson & Elkins L.L.P., 1001 Fannin, Suite 2500, Houston, Texas 77002, Attention: Douglas E. McWilliams (Fax: (713) 615-5725); and

(3) if to the Issuer or the Guarantors, Southwestern Energy Company, 10000 Energy Drive, Spring, Texas 77389, facsimile number (832) 796-7551, and confirmed to it at Michael E. Hancock, Attention: Vice President, Treasurer and CFO (Interim).

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being delivered to a next-day air courier; five business days after being deposited in the mail; and when receipt is acknowledged by the recipient’s telecopier or facsimile machine, if sent by telecopier or facsimile.

(c) Successors And Assigns. This Agreement shall be binding upon the Issuer, the Guarantors and their respective successors and assigns.

(d) Counterparts. This Agreement may be executed in any number of counterparts (which may be delivered in original form or by telecopier) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e) Definition of Terms. For purposes of this Agreement, (a) the term “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term “subsidiary” has the meaning set forth in Rule 405 under the Act and (c) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Act.

(f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(h) Remedies. In the event of a breach by the Issuer, the Guarantors or by any Holder of any of their respective obligations under this Agreement, each Holder, the Issuer or the Guarantors, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages (other than the recovery of damages for a breach by the Issuer and the Guarantors of their obligations under Sections 1 or 2 hereof for which Additional Interest has been paid pursuant to Section 3 hereof), will be entitled, to the fullest extent permitted by law, to specific performance of its rights under this Agreement. The Issuer, the Guarantors and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall, to the fullest extent permitted by law, waive the defense that a remedy at law would be adequate.

(i) No Inconsistent Agreements. Each of the Issuer and the Guarantors represents, warrants and agrees that (i) it has not entered into, and shall not, on or after the date of this Agreement, enter into any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof, (ii) it has not previously entered into any agreement which remains in effect granting any registration rights with respect to any of its debt securities to any person and (iii) without limiting the generality of the foregoing, without the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Transfer-Restricted Securities, it shall not grant to any person the right to request the Issuer or the Guarantors to register any debt securities of the Issuer or the Guarantors under the Act unless the rights so granted are not in conflict with the provisions of this Agreement.

(j) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement among the Issuer, the Guarantors and the Dealer Managers.

Very truly yours,

SOUTHWESTERN ENERGY COMPANY

By:	/s/ Chris Lacy
	Name:	Chris Lacy
	Title:	Vice President, General Counsel and
Secretary

A.W. REALTY COMPANY, LLC
ANGELINA GATHERING COMPANY, L.L.C.
INDIGO NATURAL RESOURCES LLC
SWN DRILLING COMPANY, LLC
SWN E & P SERVICES, LLC
SWN ENERGY SERVICES COMPANY, LLC
SWN INTERNATIONAL, LLC
SWN MIDSTREAM SERVICES COMPANY, LLC
SWN PRODUCER SERVICES, LLC
SWN PRODUCTION COMPANY, LLC
SWN PRODUCTION (OHIO), LLC
SWN WATER RESOURCES COMPANY, LLC
SWN WELL SERVICES, LLC

By:	/s/ Chris Lacy
	Name:	Chris Lacy
	Title:	Vice President, General Counsel and Secretary

[Signature Page to Registration Rights Agreement]

Accepted:

J.P. MORGAN SECURITIES LLC

By:	/s/ Hunter Bollman
Name:	Hunter Bollman
Title:	Vice President

CREDIT AGRICOLE SECURITIES (USA) INC.

By:	/s/ Paul Brown
Name:	Paul Brown
Title:	Managing Director

[Signature Page to Registration Rights Agreement]

ANNEX A

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer and the Guarantors have agreed that, for a period of 90 days after the Expiration Date (as defined herein), they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Annex A

ANNEX B

Each broker-dealer that receives Exchange Securities for its own account in exchange for Securities, where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See “Plan of Distribution.”

Annex B

ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities. The Issuer and the Guarantors have agreed that, for a period of 90 days after the Expiration Date, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until _______________, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

The Issuer and the Guarantors will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an “underwriter” within the meaning of the Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

For a period of 90 days after the Expiration Date the Issuer and the Guarantors will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuer and the Guarantors have agreed to pay all expenses incident to the Registered Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any broker-dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Act.

Annex C

ANNEX D

CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

Annex D